    As filed with the Securities and Exchange Commission on August 8, 1996
                      Registration Statement No. _______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             --------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                             --------------------
                          APPLIED MICROBIOLOGY, INC.
            (Exact name of registrant as specified in its charter)

New York                          2083                           11-2653613
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer Identification No.)
incorporation)                    Classification Code Number)

Applied Microbiology, Inc.                   Fredric D. Price
771 Old Saw Mill River Road                  771 Old Saw Mill River Road
Tarrytown, New York 10591                    Tarrytown, New York 10591
(914) 347-5767                               (914) 347-5767
(Address, including zip code,                (Name, address, including zip
and telephone number,                        code, and telephone number,
including area code, of                      including area code, of agent
registrant's principal                       for service)
executive offices)

                            1991 STOCK OPTION PLAN
                             (Full Title of Plan)

                             --------------------
                       Copies of All Communications To:
                             Oscar D. Folger, Esq.
                               521 Fifth Avenue
                           New York, New York 10175

Approximate date of commencement of proposed sale to public:

         From time to time after the effective date of this Registration Statement depending on market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X/

                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum       Amount of
Title of Each Class of Securities Being     Amount Being         Offering Price per      Aggregate Offering     Registration Fee
Registered                                  Registered           Share (1)               Price
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock                                1,500,000 (2)        $4.25                   $6,375,000             $2,198.28

==================================================================================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) at $4.25 per share based upon the average of the high and low prices of $4.375 and $4.125 respectively, on August 5, 1996.

(2) The total number of shares that may be issued upon exercise of options under Registrant's 1991 Stock Option Plan (the "Plan") is 2,860,500. The Plan was registered on a registration statement on Form S-8 (Registration No. 33-73332) which became effective on December 23, 1993 (the "Registration Statement"). The number of shares registered herewith corresponds to the number of additional options the Registrant is currently authorized to grant under the Plan. The contents of the Registration Statement are herein incorporated by reference.

PROSPECTUS

                          APPLIED MICROBIOLOGY, INC.
                       3,000,000 shares of Common Stock

                       --------------------------------

         This Prospectus relates to 3,000,000 shares of Common Stock, $.005 par value, (the "Shares") which are issuable pursuant to the 1991 Stock Option Plan (the "Plan") of Applied Microbiology, Inc. (the "Company"). Any Shares which are offered will be offered for the respective accounts of the Selling Security Holders. This Prospectus does not relate to the sale or issuance by the Company of any securities. The Company will not receive any proceeds from the sale of the Shares by the Selling Security Holders. The Company will receive exercise prices upon exercise of the options.

         The Company has been advised by the Selling Security Holders that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares will be sold from time to time in the over-the-counter market at then prevailing prices and in private transactions at negotiated prices, and that usual and customary brokerage fees will be paid by the Selling Security Holders in connection therewith.

         The Company's Common Stock is traded on the Nasdaq National Market System under the symbol AMBI. As reported by Nasdaq for August 5, 1996, the last sale price for the Company's Common Stock was $4.125.


                             ---------------------
      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."
                             ---------------------


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.



                The date of this Prospectus is August __, 1996

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional Offices: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois; 7 World Trade Center, New York, New York, and Suite 500, 5757 Wilshire Boulevard, Los Angeles, California, and with respect to registration statements, Suite 788, 1375 Peachtree Street, Atlanta, Georgia. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to the Secretary, Applied Microbiology, Inc., 771 Old Saw Mill River Road, Tarrytown, New York 10591.


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION PROVIDED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  THE COMPANY

         Applied Microbiology, Inc., (the "Company") is a New York corporation which was incorporated on June 29, 1983. The Company researches, develops, manufactures, and sells food ingredients, and researches, develops and manufactures special dietary foods and pharmaceuticals. The executive offices of the Company are located at 771 Old Saw Mill River Road, Tarrytown, New York 10591 and its telephone number at that address is 914-347-5767.


                                 RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ANALYZING THIS OFFERING:

Government Regulation

         Healthcare and cosmetics

         Products which are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease in humans or animals are subject to extensive governmental regulation. All such products are subject to regulation for quality assurance, toxicology and safety. Products containing such agents must undergo thorough preclinical and clinical evaluations of performance as to safety and efficacy under approved protocols.

         The Company intends to pursue regulatory approval for the pharmaceutical and related uses of its products. The Company's proposed pharmaceutical products will be subject to the regulatory approval processes for new drugs. The Company believes that its products for the treatment of bovine mastitis will be considered animal drugs which are subject to approval by the Food and Drug Administration ("FDA") Center for Veterinary Medicine in the U.S. and by other developed countries' regulatory agencies. To take a product from the discovery stage through research and preclinical development to the point where the Company and/or its partners can make the necessary filing (to the FDA and governmental agencies outside the U.S.) to conduct human clinical trials may take several years. Regulatory requirements for human clinical trials are substantial, depend upon a variety of factors, vary by country, and will further add to the time necessary to determine whether a product candidate can be approved for human use. There can be no assurance that the Company's proposed products will prove to be safe and effective under these regulatory procedures.

         Foods and food processing

         Ingredients added to or used in food which are considered "food additives" require FDA approval in the U.S. unless, based on the submission of safety and functionality data, such ingredients are considered generally recognized as safe ("GRAS"). Use of GRAS food ingredients does not require FDA approval, but companies frequently submit petitions to the FDA which request that the FDA affirm GRAS status. The Company submitted a request to the FDA for such affirmation for the Company's nisin preparation. The FDA has affirmed that nisin or a nisin preparation which meets certain specifications is GRAS for use in pasteurized cheese spreads and pasteurized cheese spreads with fruits, vegetables, or meats (GRAS Affirmed uses). The use of Nisaplin(R) or nisin in cheese products and foods, other than for GRAS Affirmed uses, may occur based on the manufacturer or user determining that such use is GRAS. Such uses may necessitate a submission to FDA. Should such a submission to the FDA become necessary, timely action by the FDA cannot be assured.

Drug Related Risks


         Adverse side effects from the treatment of diseases and disorders in both human and animal patients may occur during clinical testing of a new drug on humans and animals. Such effects may delay FDA approval and even cause a company to terminate its efforts to develop a drug for commercial use. In addition, adverse side effects that develop after the FDA has approved a drug could result in legal action against a company. Drug developers and manufacturers, including the Company, may face substantial liability for damages in the event of adverse side effects or product defects identified with their products used in clinical tests or marketed to the public. There can be no assurance that the Company will be able to defend itself successfully in any suit that may be brought against it. Further, there can be no assurance that the Company will be able to satisfy any claims for which it may held liable resulting from the use or misuse of products which it has developed, manufactured or sold.

Dependence on Key Executive and Skilled Personnel

         The business of the Company depends heavily upon the participation of Mr. Fredric D. Price, President and Chief Executive Officer of the Company. Loss of his services would adversely affect the operations of the Company. In addition, both the long term and short term success of the Company depend in large part upon its continued ability to attract and retain skilled scientific and managerial employees. There can be no assurance that the Company will at all times be able to attract such qualified individuals as a result of the highly competitive nature of the market for such persons.

Competition

         The Company believes that it produces the major part of the world's annual output of nisin. Nevertheless, there are a number of companies with greater financial resources than the Company who may be seeking to enter the industry. Nisaplin competes in the marketplace with other processes and additives, which to some extent are similar in function and in some circumstances are directly competitive.

         The Company is evaluating certain proprietary special dietary food products in the areas of cardiovascular disease, diabetes, infectious disease, and gastrointestinal disorders. Special Dietary Foods are foods that supply particular dietary needs or that may aid in the dietary management of disease and are sometimes known as medical foods, functional foods, or nutraceuticals.

         The Company was granted an exclusive license by a division of Orion Corporation ("Orion"), the largest pharmaceutical company in Finland, to make, have made, use and sell in the United States Orion's patented salt alternative. This product, currently being sold in Finland and Japan by Orion and its licensee, has significantly less sodium than regular salt and contains potassium and magnesium, essential minerals that may help in the dietary management of blood pressure. The Company is initially marketing this product to physicians for recommendation to their hypertensive patients and to those at risk of developing hypertension.

         The Company has not previously marketed products in this manner. Other larger food and pharmaceutical companies (with substantially greater financial resources and with relevant marketing experience) could acquire or develop products that may compete with the Company's salt alternative and with other special dietary food products that the Company may acquire in the future. There can be no assurance that the Company's salt alternative will be successful or that the Company will be able to develop or acquire other special dietary foods that have a substantial marketplace potential.

         The Company understands that there are numerous scientific laboratories which seek to develop alternative bacteriocins and other antimicrobial peptides. Success by competitors in work with other anti-bacterial or germicidal products may substantially and adversely affect the Company's prospects. Many of the large corporations that are involved in or are expected to enter the field of biotechnology have substantially greater financial, marketing and human resources than the Company and have the capability of providing significant long-term competition.

Dividends Not Likely

         The Company has never paid any dividends on its Common Stock. The payment of future dividends will be dependent upon earnings, financial requirements of the Company and other factors deemed relevant by the Company's Board of Directors. For the foreseeable future it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to holders of Common Stock.

Volatility of Stock Price

         The market prices for securities issued by small health care companies have been volatile. Announcements of technological innovations for new commercial products by the Company's competitors, adverse developments concerning regulatory review, proprietary rights and corporate plans, the introduction of new products and changes in general conditions in the pharmaceutical industry may have a significant impact on the Company's business and on the market price of the Common Stock.

Technological Obsolescence

         The fields in which the Company's products are being developed are undergoing rapid technological advances. There is no assurance that the Company will be in a position to take advantage of such advances. In addition, there can be no assurance that some of the Company's products will not be rendered obsolete as a result of the successful application of such technology by competitors.


Product Liability Claims and Uninsured Risks

         To the extent that the Company is successful in developing and marketing new products, it will be exposed to liability resulting from the use of such products. The Company has obtained product liability insurance for the products it currently markets and intends to obtain product liability insurance for products it will market in the future. Although the Company may apply for product liability insurance, there is no assurance that it will receive insurance or that such insurance will be sufficient to cover all possible liabilities.

Foreign Currency Risk

         The Company's principal subsidiary is located in the United Kingdom. Such subsidiary operates its business, including the billing of customers outside the U.S., in the Great Britain pound (GBP). In the United States, all transactions are denominated in U.S. dollars. The financial reporting currency for the Company is the U.S. dollar (USD). Therefore, investors are exposed to the risk of possible currency fluctuations between the GBP and the USD.

                                USE OF PROCEEDS

         Should all the options outstanding under the Plan as of the date hereof be exercised, the net proceeds to the Company would be approximately $6,100,000 after deducting expenses of the offering estimated at $9,000. All such proceeds will be added to the Company's working capital. The Company has not made any specific allocations as to the use of any such proceeds. Prior to expenditure, the proceeds will be invested in short-term interest bearing securities or money market funds. Any income from such investments will also be added to working capital. There can be no assurances that the Company will receive any proceeds from the exercise of the options and not all options may be exercised which could result in the proceeds of this offering to the Company being minimal.

         The Company will not be entitled to the proceeds of any shares of Common Stock which are sold by the Selling Shareholders.

         Without the proceeds of this offering, the Company has sufficient financing in order to continue its operations for at least the next 12 months. To meet its long-term objectives, the Company will be required to generate significant revenues from operations or to obtain additional financing.


                           SELLING SECURITY HOLDERS

         The securities being offered hereby are for the accounts of the following persons who are directors or officers of the Company or its subsidiary:


                        Securities Owned    Securities        Securities to be
Name                     Before Offering    to be Sold    Owned after Offering
- ----                    ----------------    ----------    --------------------

Stephen C. Benoit                 70,000        70,000                       0

Douglas A. Cotter                 21,000        20,000                   1,000

Audrey T. Cross                   24,000        20,000                   4,000

Robert J. Evans                   40,000        40,000                       0

Sheldon G. Gilgore               115,000       110,000                   5,000

Peter E. Herring                  45,000        45,000                       0

Solomon L. Mowshowitz             51,000        51,000                       0

Keith J. Perrett                  30,000        30,000                       0

Robert E. Pollack                 30,000        30,000                       0

Fredric D. Price                 550,325       535,000                  15,325

Benjamin T. Sporn                111,625        82,500                  29,125

A. John Trigg                     20,000        20,000                       0

Margaret Uttley                   30,000        30,000                       0

- --------------------

                                    EXPERTS

         The consolidated financial statements of the Company as of June 30, 1995 and 1994, and for each of the years of the three-year period ended June 30, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

         Certain legal matters in connection with this offering are being passed upon for the Company by Oscar D. Folger, Esq., 521 Fifth Avenue, New York, New York 10175. Mr. Folger's wife owns 5,000 shares of the Common Stock of the Company.



                               MATERIAL CHANGES

         There have been no material changes in the Company's business since the filing of its most recent quarterly report on Form 10-Q on May 15, 1996.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been filed with the Commission by the Company are incorporated herein by reference and made a part hereof. The Commission file number for all documents which are incorporated by reference is 0-14983.

                  (1) Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

                  (2) Quarterly Report on Form 10-Q for the three months ended September 30, 1995.

                  (3) Quarterly Report on Form 10-Q for the six months ended December 31, 1995.

                  (4) Quarterly Report on Form 10-Q for the nine months ended March 31, 1996.

                  (5) The section entitled "Description of Securities" in the Company's Registration Statement on Form S-1 (Registration No. 33-4822) declared effective on August 28, 1986.

                  (6) Registration Statement on Form S-8 (Registration No. 33-73332) which became effective December 23, 1993.

         In addition, any amendments to such document and all other reports, proxy statements and other documents of the Company hereafter filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this Prospectus, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing of each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                INDEMNIFICATION

         The Company's by-laws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law. The New York

Business Corporation Law (the "BCL") provides that a corporation may indemnify a director or officer, made a party to a derivative action, against reasonable expenses actually and necessarily incurred by him in connection with the defense of such action, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation. In addition, the BCL provides that a corporation may indemnify a director or officer, made, or threatened to be made, a party to any action other than a derivative action on behalf of the indemnifying corporation, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                            ADDITIONAL INFORMATION

         This Prospectus contains certain information concerning the Company and its securities, but does not contain all the information set forth in the Registration Statement and the Exhibits thereto filed with the Commission under the Securities Act of 1933, as amended, to which reference is made. Any summary from the Exhibits contained in this Prospectus is necessarily incomplete and must not be considered as a full statement of the provisions of such instruments.

                          APPLIED MICROBIOLOGY, INC.


                       3,000,000 Shares of Common Stock


                            ----------------------

                                  PROSPECTUS

                            ----------------------



                               August ___, 1996




         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         See "Incorporation of Certain Information by Reference."

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         See "Legal Matters."

Item 6.  Indemnification of Directors and Officers.

         Section 5.04 of the Company's by-laws provides that the Company will indemnify its directors and officers to the fullest extent permitted by law.

         Section 722 of the New York Business Corporation Law provides that a corporation may indemnify a director or officer, made a party to a derivative action, against reasonable expenses actually and necessarily incurred by him in connection with the defense of such action, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation. Such indemnification does not include amounts paid in settling or otherwise disposing of a threatened or pending action which is settled or otherwise disposed of without court approval.

         Section 722 of the Business Corporation Law further provides that a corporation may indemnify a director or officer, made, or threatened to be made, a party to any action other than a derivative action on behalf of the indemnifying corporation, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 723 specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been completely successful, whether on the merits or otherwise, in defending an action referred to in Section 722. In the event that the director or officer has not been wholly successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 provides that upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723. Section 725 provides that no indemnification agreement in any Certificate of Incorporation or By-Laws is valid unless consistent with the statute. In addition, Section 725 contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

(3)     Amendment to Registrant's Certificate of Incorporation
(5)     Opinion of Oscar D. Folger as to legality
(24)(a) Consent of Oscar D. Folger (included in Exhibit 5)
(24)(b) Consent of KPMG Peat Marwick LLP
(28)    Form of 1991 Stock Option Plan(1)

- ----------------------------

         (1) Incorporated by reference to the Company's Report on Form 10-K for 1991.

Item 9.   Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                  (ii) To reflect in the Prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high and low and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses paid or incurred by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tarrytown, New York on the 8th day of August, 1996.


                                              Applied Microbiology, Inc.


                                              By:   /s/ Fredric D. Price
                                                 -----------------------------
                                                   Fredric D. Price
                                                   President, CEO and Director

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Fredric D. Price as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

                             --------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                                   Date


     /s/
- --------------------
Sheldon G. Gilgore       Chairman of the Board                          , 1996


     /s/
- --------------------
Fredric D. Price         President, CEO and Director                    , 1996
                         (Principal Financial Officer)

     /s/
- --------------------
Colin Kop                Director                                       , 1996


     /s/
- --------------------
Douglas A. Cotter        Director                                       , 1996


     /s/
- --------------------
Audrey T. Cross          Director                                       , 1996


     /s/
- --------------------
John P. Friend           Director                                       , 1996



     /s/
- --------------------
Robert E. Pollack        Director                                       , 1996


     /s/
- --------------------
Peter E. Herring         Controller (Principal                          , 1996
                         Accounting Officer)